FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 26, 2005

AJAY SPORTS, INC.

 (Exact Name of Registrant as specified in its charter)

Delaware                                       018204                             39-1644025

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization))                                                  or Identification Number)

37735 Enterprise Court, Suite 600

Farmington Hills, MI 48331

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 994-0553

Former name or former address, if changed from last report

32751 Middlebelt Road

Farmington Hills, MI 48334

Item: 4.01 Changes in Registrant’s Certifying Accountant.

Effective October 24, 2005 the Audit Committee of Ajay Sports engaged the firm of UHY LLP, Certified Public Accountants as Registrant’s certifying independent accountants, replacing J.L. Stephan, Co PC CPAs.

The principal accountant's report on the Registrant’s financial statement for FY 2001 and FY 2002 did contain an unqualified opinion.

The decision to change Registrants Certifying Accountant was recommended by Registrant’s Management and approved by the Registrant’s Audit Committee.

There were no disagreements between the Registrant and J.L. Stephan, Co PC on any matter on financial statement disclosure, or auditing scope of procedure.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2005

AJAY SPORTS, INC.

By: /s/Brian T. Donnelly

          Brian T. Donnelly

          President & Chief Operating Officer